SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


              DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                              September 7, 2001


                           CASTLE BANCGROUP, INC.
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                  DELAWARE
               (STATE OR OTHER JURISDICTION OF INCORPORATION)


        0-25914                            36-3238190
   (COMMISSION FILE NUMBER)      (IRS EMPLOYER IDENTIFICATION NO.)


              121 WEST LINCOLN HIGHWAY, DEKALB, ILLINOIS 60115
         (ADDRESS INCLUDING ZIP CODE OF PRINCIPAL EXECUTIVE OFFICES)


                               (815) 758-7007
            (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)







   Item 5.   Other Events

        On September 7, 2001, the Registrant entered into a definitive Agreement and Plan of Merger (the "Agreement") with First National of Nebraska, Inc., a Nebraska corporation ("FNNI"), and its wholly owned subsidiary, First National of Illinois, Inc., a Delaware corporation ("First National Illinois"). The Agreement provides for the acquisition of the Registrant by FNNI through the merger of First National Illinois with and into the Registrant. In this merger transaction, stockholders of the Registrant will receive $18.00 in cash for each outstanding share of common stock, par value $0.33 1/3 per share, of the Registrant. Consummation of the merger transaction is subject to the satisfaction of various conditions, including the receipt of requisite regulatory approvals and the approval of the Registrant's stockholders. The Agreement contains terms and provisions customary in merger transactions, including termination fee and non-solicitation provisions. Certain significant stockholders of the Registrant, including directors of the Registrant and their family members, who collectively own approximately 32.8% of the Registrant's outstanding common stock as of the date of the Agreement, have agreed to vote in favor of the approval of the merger transaction and the Agreement by their execution of the addendum signature page to the Agreement. The Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference. The description of the Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the provisions of the Agreement.

   Item 7.   Financial Statements and Exhibits

        (c)  Exhibits

        Exhibit 2.1 Agreement and Plan of Merger, dated as of September 7, 2001, by and among First National of Nebraska, Inc., First National of Illinois, Inc., and Castle BancGroup, Inc.







                                  SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           CASTLE BANCGROUP, INC.



   Dated: September 10, 2001               By:  /s/ Dewey R. Yaeger
                                                ------------------------
                                                Dewey R. Yaeger,
                                                President and Chief
                                                Executive Officer







                                EXHIBIT INDEX
                                -------------

   EXHIBIT
   NUMBER                             DESCRIPTION

   2.1 Agreement and Plan of Merger, dated as of September 7, 2001, by and among First National of Nebraska, Inc., First National of Illinois, Inc., and Castle BancGroup, Inc.